Exhibit 32.1

SECTION 1350 CERTIFICATION

I, Paul R. Arena, Chairman of the Board, Chief Executive Officer and Chief Financial Officer of i2 Telecom International, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-QSB of the Company for the period ended September 30, 2005 (the “Periodic Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §§78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 21, 2005

/S/ Paul R. Arena
Paul R. Arena,
Chairman of the Board,
Chief Executive Officer and Principal Financial Officer